UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2016

KNIGHT KNOX DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kemp House, City Road, London, England EC1V 2NX

(Address of principal executive offices)

(800) 902-278

(Registrant's telephone number)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2016, Knight Knox Development Corp. (the "Company") entered into a binding letter of intent ("Letter of Intent") with GiftBoxCenter, LLC ("GiftBox") a privately held limited liability company operating http://thegiftbox.com with respect to an acquisition whereby GiftBox and GBC Sub, Inc., ("GBC"), a wholly-owned subsidiary of Giftbox, will enter into a reverse triangular merger with the Company (the "Merger"), qualifying as a tax-free reorganization under the US Internal Revenue Code and pursuant to which all of the outstanding capital stock of GBC will be cancelled in exchange for approximately 10,000,000 shares of the Company's common stock, which shares will be issued to GiftBox. On the Closing date of the Merger the board of directors of the Company shall be the size and have the members that the Company and GiftBox shall mutually agree provided that a majority of the directors will be independent and designated by GiftBox.

The closing of the Merger is subject to certain closing conditions set forth in the Letter of Intent including:

•	the execution of a definitive merger agreement among the Company, GiftBox, GBC and the Corporation's acquisition subsidiary;

•

the execution of definitive instruments and agreements related to the Merger including the employment agreements with the current Chief Executive Officer of GiftBox and such other employees as GiftBox shall designate;

•	the Company's raising at minimum of $1,500,000 in a private placement;

•	the obtaining by the Company and GiftBox of all necessary board and stockholder approvals; and

•

the delivery by GiftBox of audited and interim unaudited financial statements of GBC and pro forma financial statements, as required pursuant to the applicable rules and regulations of the Securities and Exchange Commission.

The foregoing description of the Letter of Intent are qualified by reference to the full text of this document, a copy of which is attached as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Letter of Intent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT KNOX DEVELOPMENT CORP.

Dated: July 13, 2016	By:	/s/ James Manley
	Name:	James Manley
	Title:	Chief Executive Officer

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Exhibit Index

Exhibit Number	Description

10.1	Letter of Intent

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